SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – February 6, 2006

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in charter)

Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (412) 227-2001

(Former name or former address, if changed since last report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective February 6, 2006, the registrant entered into the Amendment to Stockholders’ Agreement filed as Exhibit 99.1 hereto, the terms of which are incorporated by reference in this Item 1.01.

On February 6, 2006, the Consent and First Amendment to Credit Agreement between the registrant’s wholly owned subsidiary, Koppers Inc., and the other parties named therein, filed as Exhibit 99.2 hereto, became effective; the terms of such Consent and First Amendment to Credit Agreement are incorporated by reference in this Item 1.01.

Effective February 6, 2006, the registrant adopted the following compensation arrangements for its directors. Each director who is not an employee will be paid a retainer fee of $45,000 per year plus $5,000 for each board committee chaired (with the exception of the audit committee, which chair will receive $10,000). The Non-Executive Chairman will receive a supplemental annual retainer of $30,000 per year. In addition, each director who is not an employee will be paid a supplemental committee meeting fee of $1,000 for each committee meeting attended in excess of six and a supplemental board meeting fee of $1,000 for each board meeting attended in excess of six. Each director who is not an employee also receives a one time supplemental fee of $65,000. Each director who is not an employee will also receive an annual unrestricted stock grant valued at $65,000, beginning in fiscal year 2007.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Effective February 6, 2006, in connection with the completion of the registrant’s initial public offering of its common stock, the advisory services agreement between the registrant’s wholly owned subsidiary, Koppers Inc., and Saratoga Partners III, L.P. was terminated. Under this agreement, Koppers Inc. paid a management fee of $150,000 per quarter to an affiliate of Saratoga Partners III, L.P. in lieu of director’s fees to one of the directors of Koppers Inc. and the registrant, Christian L. Oberbeck, a managing director of Saratoga Partners III, L.P. In addition, during 2004 and 2003 the registrant or subsidiaries paid an affiliate of Saratoga Partners, III, L.P. $0.5 million and $1.6 million, respectively, related to advisory services related to refinancing activities. Saratoga Partners III, L.P. beneficially owns approximately 30.5% of the outstanding shares of common stock of the registrant. In connection with the termination of the agreement, the registrant or its subsidiary paid Saratoga Partners III, L.P. a financial advisory services termination fee of $3.0 million.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective February 6, 2006, the registrant amended its Articles of Incorporation as set forth in Exhibit 3.1 hereto, the terms of which are incorporated by reference in this Item 5.03. Prior to such amendment, the terms of the registrant’s Amended and Restated Articles of Incorporation were as set forth in Exhibit 3.1 to the registrant’s Registration Statement No. 333-128250 on Form S-1; these terms are incorporated by reference in this Item 5.03.

Effective February 6, 2006, the registrant amended its Bylaws as set forth in Exhibit 3.2 hereto, the terms of which are incorporated by reference in this Item 5.03. Prior to such amendment, the terms of the registrant’s Bylaws were as set forth in Exhibit 3.2 to the registrant’s Registration Statement No. 333-128250 on Form S-1; these terms are incorporated by reference in this Item 5.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
3.1	Amendment to Articles of Incorporation of Koppers Holdings Inc.

3.2	Amendment to Bylaws of Koppers Holdings Inc.

99.1	Amendment to Stockholders’ Agreement, dated as of February 6, 2006, among Koppers Holdings Inc., Saratoga Partners III, L.P. and the Management Investors referred to therein.

99.2	Consent and First Amendment to Credit Agreement, dated as of December 2, 2005, among Koppers Inc., the Banks party thereto, PNC Bank, National Association, as Administrative Agent, National City Bank of Pennsylvania, as Syndication Agent, and Citizens Bank of Pennsylvania, Fleet National Bank and Wachovia Bank, National Association, as Co-Documentation Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KOPPERS HOLDINGS INC.

By:	/s/ Brian H. McCurrie
Brian H. McCurrie
Vice President and Chief Financial Officer

Dated: February 7, 2006

EXHIBIT INDEX

Number	Description	Method of Filing
3.1	Amendment to Articles of Incorporation of Koppers Holdings Inc..	Filed herewith

3.2	Amendment to Bylaws of Koppers Holdings Inc.	Filed herewith

99.1	Amendment to Stockholders’ Agreement, dated as of February 6, 2006, among Koppers Holdings Inc., Saratoga Partners III, L.P. and the Management Investors referred to therein.	Filed herewith

99.2	Consent and First Amendment to Credit Agreement, dated as of December 2, 2005, among Koppers Inc., the Banks party thereto, PNC Bank, National Association, as Administrative Agent, National City Bank of Pennsylvania, as Syndication Agent, and Citizens Bank of Pennsylvania, Fleet National Bank and Wachovia Bank, National Association, as Co-Documentation Agents.	Filed herewith